EXHIBIT (a)(5)(E)

Form of Election

with respect to the

Offer to Purchase for Cash

by

Metro-Goldwyn-Mayer Inc.

of

Up to 10,000,000 Outstanding Shares of its Common Stock

at a Purchase Price not Greater Than $18.00

nor Less Than $16.25 Per Share

Return this form to Mellon Investor Services LLC no later than 5:00 p.m. (New York City time), January 12, 2004, unless the Offer is extended. See Instruction 3.	RETURN THIS FORM OF ELECTION for shares in the MGM Savings Plan (the “Plan”) to Mellon Investor Services LLC (the “Tabulation Agent”) as follows:	If you need assistance call D.F. King & Co., Inc. at 1-800-549-6697

By Mail:	By Hand:	By Overnight Delivery:
Mellon Investor Services LLC Post Office Box 3301 South Hackensack, NJ 07606-3301 Attn: Reorganization Department	Mellon Investor Services LLC 120 Broadway, 13th Floor New York, NY 10271 Attn: Reorganization Department	Mellon Investor Services LLC 85 Challenger Rd—Mail Drop-Reorg Ridgefield Park, NJ 07660 Attn: Reorganization Department

Election:

As a participant in, or beneficiary with respect to, the Company Stock Fund under the Plan, I hereby instruct Reliance Trust Company as Trustee of the Plan to elect the following with respect to the shares of MGM common stock allocated to my Company Stock Fund account as of the Expiration Date of the Offer (as defined in Instruction 2).

(Please check the appropriate box to make your election)

☐ 1. Tender all the shares of MGM common stock allocated to my Company Stock Fund account	☐ 2. Tender % of the shares of MGM common stock allocated to my Company Stock Fund account (fill in whole percentages only)

If you do not wish to direct the tender of any portion of the shares of MGM common stock allocated to your Company Stock Fund account, you do not need to take any action.

You must sign and date this Form of Election, which must be received by the Tabulation Agent no later than 5:00 p.m. (New

York City time) on Monday, January 12, 2004, unless the Offer is extended. See Instruction 3.

Signature of Plan Participant or Beneficiary

Signature

Date

Telephone Number (Include Area Code)

Name of Plan Participant or Beneficiary

The undersigned participant in the MGM Savings Plan (the “Plan”) acknowledges receipt of this Form of Election, the enclosed Offer to Purchase, dated December 4, 2003 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchaser and any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the offer by Metro-Goldwyn-Mayer Inc., a Delaware corporation (“MGM” or the “Purchaser”), to purchase for cash up to 10,000,000 shares of MGM common stock, par value $0.01 per share (the “shares”) at a price, net to the seller in cash, without interest, not greater than $18.00 nor less than $16.25 per share, on the terms and subject to the conditions of the Offer.

Because the terms and conditions of the Letter of Transmittal will govern the tender of the shares held in the Plan, you should read the Letter of Transmittal carefully. THE LETTER OF TRANSMITTAL, HOWEVER, IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES THAT ARE HELD ON YOUR BEHALF IN YOUR PLAN ACCOUNT. The Letter of Transmittal may only be used to tender shares held outside of the Plan. If you hold shares outside of the Plan and wish to tender those shares as well as shares held in your Plan account, you need to comply with the procedures described in the Letter of Transmittal and the Offer to Purchase for your shares outside of the Plan, and submit this yellow Trustee Direction Form for shares you hold in your Plan account. You should also read the Offer to Purchase carefully before making any decision regarding the Offer.

These instructions will instruct Reliance Trust Company (the “Trustee”), as trustee for the Plan, to tender shares held by the Trustee for the undersigned’s Plan account upon the terms and subject to the conditions set forth in the Offer to Purchase.

CHECK ONLY ONE BOX:

(1)	SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Tender Offer,” the undersigned hereby instructs the Trustee to tender shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by MGM for the shares is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE FORM OF ELECTION FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES

ARE BEING TENDERED

☐ $16.25
☐ $16.50
☐ $16.75
☐ $17.00
☐ $17.25
☐ $17.50
☐ $17.75
☐ $18.00

OR

(2)	SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Stockholder,” the undersigned hereby instructs the Trustee to tender shares at the purchase price, as the same shall be determined by MGM in accordance with the terms of the Offer.

☐	The undersigned wants to maximize the chance of having MGM purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares and is willing to accept the purchase price determined by MGM in accordance with the terms of the Offer. This action could result in receiving a price per share as low as $16.25.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

ODD LOTS

(See Instruction 14 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐	By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those shares.

In addition, the undersigned is tendering shares either (check one box):

☐	at the purchase price, as the same will be determined by MGM in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above); or

☐	at the price per share indicated above in the section captioned “Price (In Dollars) per Share at Which Shares Are Being Tendered.”

CONDITIONAL TENDER

(See Instruction 13 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of shares upon MGM purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of shares you indicate below is purchased by MGM pursuant to the terms of the Offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, MGM may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

IMPORTANT:

BY SIGNING THIS FORM OF ELECTION AND SUBMITTING IT TO MELLON INVESTOR SERVICES LLC, THE TABULATION AGENT, YOU ARE AGREEING TO ALL OF THE TERMS OF THIS FORM OF ELECTION AND TO THE FOLLOWING STATEMENTS:

(1)  You are the Plan participant or beneficiary whose account is described in this Form of Election.

(2)  This Form of Election is being sent to you in connection with an Offer to Purchase, dated December 4, 2003 (the “Offer to Purchase”), relating to the offer by Metro-Goldwyn-Mayer Inc., a Delaware corporation (“MGM” or the “Purchaser”), to purchase up to 10,000,000 shares of MGM common stock, par value $0.01 per share (the “shares”), on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”). Your attention is directed to the following:

a.  You may tender your shares at prices not greater than $18.00 nor less than $16.25 per share, as indicated in this Form of Election, net to you in cash, without interest.

b.  You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

c.  The Offer is not conditioned on any minimum number of shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

d.  The Offer, withdrawal rights and proration period will expire at 5:00 P.M., New York City time, on Thursday, January 15, 2004, unless MGM extends the Offer.

e.  The Offer is for 10,000,000 shares, constituting approximately 14.4% of the publicly-held shares of our common stock (i.e., shares not owned directly or indirectly by our directors or executive officers or by Tracinda Corporation or Kirk Kerkorian) and 4.1% of the shares outstanding as of November 30, 2003.

f.  Tendering participants will not be obligated to pay any brokerage commissions or fees, or solicitation fees, to MGM, the Dealer Manager, Depositary or Information Agent, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on MGM’s purchase of shares under the Offer.

g.  IF YOU WISH TO TENDER PORTIONS OF YOUR SHARES AT DIFFERENT PRICES, YOU MUST COMPLETE A SEPARATE FORM OF ELECTION FOR EACH PRICE AT WHICH YOU WISH TO TENDER EACH SUCH PORTION OF YOUR SHARES.

h.  If you are an Odd Lot Holder and you instruct the Trustee to tender on your behalf all such shares at or below the purchase price before the expiration of the Offer and check the box captioned “Odd Lots” on this Form of Election, MGM, on the terms and subject to the conditions of the Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

i.  If you wish to condition your tender upon the purchase of all shares tendered or upon MGM’s purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. MGM’s purchase of shares from all tenders which are so conditioned will be determined by random lot. To elect such a condition complete the section captioned “Conditional Tender” in this Form of Election.

j.  Neither MGM nor any member of its Board of Directors, nor the Dealer Manager, the Information Agent, the Trustee or any other fiduciary of the Plan makes any recommendation to you as to whether you should tender or refrain from tendering your shares or as to the purchase price or purchase prices at which you may choose to tender your shares. You must make your own decision as to whether to instruct the Trustee to tender your shares and, if so, how many shares to tender and the purchase price or purchase prices at which your shares should be tendered. MGM’s directors and executive officers have indicated that they do not intend to tender any shares in the tender offer as more specifically discussed in Section 11 of the Offer to Purchase.

(3)  This Form of Election must be received by Mellon Investor Services LLC, the Tabulation Agent, by one of the methods set forth on the cover page of this Form of Election no later than January 12, 2004, unless the Offer is extended. If the Offer is extended, this Form of Election must be received by the Tabulation Agent no later than three New York Stock Exchange trading days before the then scheduled expiration date. THE METHOD OF DELIVERY OF THIS FORM OF ELECTION IS AT YOUR SOLE ELECTION AND RISK. THIS FORM OF ELECTION WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE TABULATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

(4)  You understand that Reliance Trust Company (the “Trustee”) has the sole authority under the Plan to make the election described herein. However, under the terms of the Plan, each participant or beneficiary, including you, is designated as a “Named Fiduciary” for purposes of making an election as to whether to tender in the Offer shares allocated to your Company Stock Fund account under the Plan. Because you are designated as a “Named Fiduciary” under the Plan, the Trustee is required to follow your proper election instructions that are in accordance with the terms of the Plan and are not contrary to the fiduciary standards of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Fiduciaries under ERISA (including persons designated as “Named Fiduciaries”) are required to act prudently, solely in the interests of the Plan participants and beneficiaries, and for the exclusive purpose of providing benefits to Plan participants and beneficiaries.

(5)  As a “Named Fiduciary,” you are entitled to instruct the Trustee whether to tender all or a portion of the shares allocated to your Company Stock Fund account under the Plan as of the Expiration Date of the Offer. By signing, dating and returning this Form of Election you accept this designation under the Plan as a “Named Fiduciary” and understand that you should exercise your election rights in a prudent manner.

(6)  You acknowledge receipt of the Offer to Purchase and Letter of Transmittal. Additional copies of the Offer to Purchase may be obtained by contacting D.F. King & Co., Inc. at 1-800-549-6697.

(7)  By checking the appropriate box, you are instructing the Trustee to cause all or a portion of the shares allocated to your Company Stock Fund account under the Plan to be tendered in the Offer.

(8)  If you elect to tender all or a portion of the shares allocated to your Company Stock Fund account, the corresponding proportion of shares attributable to MGM’s matching contribution to your Company Stock Fund account for November and December, 2003 will also be tendered in the Offer. As soon as practicable after the expiration date of the Offer, all proceeds from the shares tendered in the Offer that are purchased by the Purchasers will be reinvested in accordance with your then current investment fund election under the Plan.

(9)  All instructions received to tender the shares allocated to your Company Stock Fund account will be held in strict confidence and will not be disclosed to any person associated with MGM, including employees, officers, and directors of MGM, except as required by law.

(10)  You understand that all authority conferred or agreed to be conferred in this Form of Election shall be binding upon your successors, assigns, heirs, executors, administrators and legal representatives.

(11)  Any election may be revoked until 5:00 p.m. (New York City time) on January 12, 2004, unless the Offer is extended (in which case the election may be revoked until 5:00 p.m. (New York City time) on the date that is three New York Stock Exchange trading days before the then scheduled Expiration Date). To revoke an election, a later dated written notice of revocation must be submitted to Mellon Investor Services LLC by 5:00 p.m., New York City time, on Monday, January 12, 2004, unless the Offer is extended. The notice of revocation must (a) specify the name of the participant or beneficiary having made the election to be revoked and (b) be signed by the participant or beneficiary in the same manner as the original signature on the Form of Election by which such election was made. A new election may be made by submitting by 5:00 p.m., New York City time, on Monday January 12, 2004 (unless the Offer is extended) later dated written instructions to Mellon Investor Services LLC at the appropriate address indicated on the Form of Election. If MGM has not accepted for payment the shares allocated to your Company Stock Fund account that you have tendered, you may also withdraw your shares after 12:00 midnight, New York City time on Monday, February 2, 2004.

5